EXHIBIT 99.4

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

RCGR Sub, Inc. (Delaware File No. 6680494), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"), does hereby certify to the Secretary of State of the State of Delaware, viz:

1.	The name of the corporation is "RCGR Sub, Inc." (the "Corporation").

2.	That a Certificate of Incorporation ("Certificate") was filed by the Corporation with the Secretary of State of Delaware on December 26, 2017 pursuant to the applicable section(s) of the DGCL.

3.	That said Certificate requires correction as permitted by Section 103(f) of the DGCL. The inaccuracy of said Certificate is that the Certificate was prematurely filed in error with the Secretary of State of Delaware without the requisite prior notification to various securities regulatory and self-regulatory agencies.

4.	The Certificate of Incorporation is hereby rendered null and void, ab initio.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed and delivered by its principal executive officer on this fifteenth day of February A. D. 2018.

By Order of the Board of Directors

of RCGR Sub, Inc.,

a Colorado corporation:

/s/ Richard Davis

______________________________

By:       Richard Davis

Its:       President